UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2020

BROWN & BROWN, INC.

(Exact name of registrant as specified in its charter)

Florida	001-13619	59-0864469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 South Ridgewood Avenue, Daytona Beach, Florida 32114

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (386) 252-9601

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	BRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Effective February 24, 2020, Anthony T. Strianese, Executive Vice President and President of the Wholesale Brokerage Segment of Brown & Brown, Inc. (the "Company"), has taken a temporary medical leave of absence. Other executive officers of the Company will assume his management duties during his absence and will remain in their current positions while carrying out such additional responsibilities.

(e)

Performance Stock Award Grants

On February 21, 2020, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Company authorized and approved grants of shares of performance-based restricted stock under the 2019 Stock Incentive Plan to, among others, certain of the Company's named executive officers. Certain of these restricted shares (collectively, the “PSA Shares”) are subject to certain performance, employment, change of control, and death and disability conditions, and will vest on February 21, 2025. The amounts of PSA Shares granted to the Company's named executive officers are as follows: J. Powell Brown – 46,382; R. Andrew Watts – 10,822; J. Scott Penny – 7,730; Anthony T. Strianese – 7,730; Chris L. Walker – 7,730.

A copy of a form of the Performance Stock Award Agreement pursuant to which these grants were made is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Restricted Stock Award Grants

On February 21, 2020, the Compensation Committee also authorized and approved grants of shares of time-based restricted stock under the 2019 Stock Incentive Plan to, among others, certain of the Company's named executive officers. Certain of these restricted shares (collectively, the “RSA Shares”) are subject to certain employment, change of control, and death and disability conditions, and will vest on February 21, 2025. The amounts of RSA Shares granted to the Company's named executive officers are as follows: J. Powell Brown – 15,460; R. Andrew Watts – 3,607; J. Scott Penny – 2,576; Anthony T. Strianese - 2,576; Chris L. Walker - 2,576.

A copy of a form of Restricted Stock Award Agreement, pursuant to which these grants were made, is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Annual Cash Incentive for 2020

On February 21, 2020, the Compensation Committee adopted the annual cash incentive for 2020 for the Company’s executive officers, including the named executive officers, pursuant to which they are eligible to receive a cash incentive payment based on the achievement of certain performance objectives in 2020. The terms of the annual cash incentive are not contained in a formal written document.

Each named executive officer’s annual cash incentive payment amount will consist of three components (the calculation of which may be adjusted by the Compensation Committee, at its discretion, to exclude the effect of items that are unusual in nature or infrequently occurring), which are as follows:

•

The first component, which will affect 40% of the 2020 cash incentive amount, is based on specified organic revenue growth targets, which, for named executive officers whose responsibilities encompass the Company as a whole rather than being tied to a particular division, will be calculated based upon the organic revenue growth of the Company as a whole, and for named executive officers with divisional operational responsibilities, will be calculated based upon the organic revenue growth of the offices for which each such executive officer has oversight responsibility.

•

The second component, which will affect 40% of the 2020 cash incentive amount, will be determined based upon performance of the Company’s EBITDAC margin (“EBITDAC Margin”), which is the Company’s income before income taxes less amortization, depreciation, interest, and the change in estimated acquisition earn-out payables, divided by total revenues.

•

The third component, which will affect 20% of the 2020 cash incentive amount, will be linked to the achievement of personal objectives of the named executive officer as determined by the Compensation Committee.

Each of the components described above contemplates a minimum payout of 0% of each named executive officer’s target cash incentive amount and a maximum payout of 200% of each named executive officer’s target cash incentive amount (in the case of Mr. Penny, however, the foregoing components are weighted 25% based on specified organic revenue growth targets based upon the organic revenue growth of the Company as a whole, 25% based upon EBITDAC Margin, and 50% based on achievement of personal objectives). The target cash incentive amounts for our named executive officers for 2020 are as follows: J. Powell Brown - $2,000,000; R. Andrew Watts - $700,000; J. Scott Penny - $900,000; Anthony T. Strianese - $900,000; Chris L. Walker - $1,000,000.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

The following exhibit is furnished herewith:

Exhibit No.	Description

10.1	Form of Performance Stock Award Agreement under the 2019 Stock Incentive Plan

10.2	Form of Restricted Stock Award Agreement under the 2019 Stock Incentive Plan

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2020

BROWN & BROWN, INC.

By:	/S/ Robert W. Lloyd
Robert W. Lloyd Executive Vice President, General Counsel and Secretary